Adopted by the Documentary Committee of the General Council of British Shipping, London

THE BALTIC AND INTERNATIONAL MARITIME CONFERENCE UNIFORM TIME CHARTER PARTY FOR OFFSHORE SERVICE VESSELS CODE NAME: "SUPPLYTIME"

                                                               PART I
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1.     Paris, 20th July 1998
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2.     Owners/Disponent Owners/Place of Business

       IFREMER, hereafter called the OWNERS or
       IFREMER
       155, rue Jean-Jacques Rousseau
       92138 ISSY-LES-MOULINEAUX CEDEX
       FRANCE
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3.     Charteres/Place of business

       RMS TITANIC, INC.
       17, Battery Place
       Suite 203
       NEW-YORK 10004
       UNITED STATES OF AMERICA
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4.     Vessel's name

       NADIR SURFACE VESSEL together with :
       - NAUTILE SUBMERSIBLE (- 6000 m)
       - ROBIN (ROV) - OCEANO (Positioning System)
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5.     Date of delivery (Cl. 2(A))

       July 29, 1998
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6.     Cancelling date (Cl. 2(A))

       NOT APPLICABLE
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7.     Port or place of delivery (Cl. 2(A))

       PUNTA DELGADA
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8.     Port or place of re-delivery (Cl. 8(A))

       St JOHN'S NEWFOUNDLAND (CANADA)
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9.     Period of hire (Cl. 1(A))

       38 days
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10.    Extension of period of hire (optional) (Cl. 1(B))

       NOT APPLICABLE
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11.    Trading limits (Cl. 3(A))

       NORTH ATLANTIC OCEAN
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12.    Employment of vessel restricted to (state nature of service(s)) (Cl.
       3(A))

       DIVING ON RMS TITANIC TO PROMOTE THE SURVEY OF THE WRECK AND TO RECOVER OBJECTS OF THE TITANIC.
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13.    Charter hire (Cl. 7(A))

       SEE ARTICLE 25
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14.    Hire payment (state currency, mode and place of payment: also beneficiary and bank account) (Cl. 7(A))

       US DOLLARS

       Payments in favour of IFREMER by
       transfer to account no. 307 T opened
       with CREDIT LYONNAIS, 11, rue d'Argenson
       75008 PARIS - FRANCE
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15.    Mobilisation charge (lump sum) (Cl. 2(B))

       INCLUDED
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16.    Port or place of delivery (Mobilisation) (Cl. 2(B))

       PUNTA DELGADA
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17.    Demobilisation charge (lump sum) (Cl. 8(B))

       INCLUDED
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18.    Number of days' notice of re-delivery (Cl. 8(C))

       NOT APPLICABLE
       SEE BOX 10
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19.    Early termination of charter (state number of months' hire payable) (Cl.
       8(D))

       NOT APPLICABLE
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20.    Number of months' notice of early termination (Cl. 8(D))

       NOT APPLICABLE
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21.    Meals (state rate agreed) (Cl. 9(I))

       FREE OF CHARGE
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22.    Passenger accommodation (state rate agreed) (Cl. 9(I))

       FREE OF CHARGE
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23.    Port or place of drydocking (Cl. 11(C))

       IRRELEVANT
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24.    War (only to be filled in if Sub-Clause (C) agreed) (Cl. 22)

       SEE ARTICLE 13
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25.    Sub-let (state amount of daily increment to charter hire) (Cl. 20(B))

       SEE ARTICLE 12
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26.    Place of arbitration (only to be filled in if place other than London agreed) (Cl. 27)

       LONDON
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27.    Number of additional clauses covering special provisions, if agreed

       1 TO 28
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It is mutually agreed that this Contract shall be performed subject to the conditions contained in the Charter consisting of Part I, including additional clauses, if any agreed and stated in Box 27, and Part II as well as Appendix A and Appendix B as annexed to this Charter. In the event of a conflict of conditions, the provisions of Part I shall prevail over those of Part II and Appendix A and Appendix B.
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Signature (Owners)                    Signature (Charterers)

        Pierre DAVID,
President Directeur General

     /s/ Pierre David                    /s/ G. H. Tulloch
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Copyright, published by The Baltic and International Maritime Conference
(BIMCO). Copenhagen. Issued December 1975

REF. IFREMER : No. 98/1213037/F                                            F6/AS

                                     PART II

                       AMENDED "SUPPLY TIME" FORM PART II

ARTICLE 1 - PERIOD OF CHARTER :

1.1 The OWNERS let and the CHARTERERS hire the Vessel and the underwater vehicles described in Appendix "A" ((B)) and "C" for the period as indicated in Box 9 from the time the vessel is delivered to the CHARTERERS subject to subclause 1.2. hereunder.

1.2. The basic period of the charter shall be 38 days, including one day middle port call due to range of the Vessel, made up in the manner, and subject to the provisos, set out below :

ARTICLE 2 - DELIVERY

      The Vessel shall be delivered by the OWNERS and accepted by the CHARTERERS on the date indicated in Box 5.

ARTICLE 3 - EMPLOYMENT

       (A) The Vessel shall be employed in activities restricted to the service(s) stated in Box 12 within the trading limits indicated in Box 11 which shall, in no circumstances, be exceeded without prior agreement and adjustment of the Charter hire and such other terms as appropriate to be agreed.

       (B) The OWNERS hereby confirm that they are authorized to enter into and perform this Charter under French Law. Permission from any other responsible Authorities for Vessel and its Crew to work in the area defined in Article 19 and Box 11, if required, shall be the responsibility of CHARTERERS and OWNERS shall assist, if necessary, in every way possible to secure such permission. If any other country than France prevents the performance of the TITANIC expedition, the total Charter hire defined in Box 13 shall be paid to the OWNERS.

ARTICLE 4 - OWNERS TO PROVIDE

       (A) The OWNERS shall provide and pay for all provisions and wages, for third party insurance of the Vessel, for all deck and engineroom stores (except those which by the terms of this Charter agreement are expressly payable by the CHARTERERS) and the expense of maintaining the hull and machinery of the Vessel during her employment.

       Maintenance of Vessel

       (B) The OWNERS undertake that throughout the period under this Charter they will take all reasonable steps to maintain the Vessel in efficient state in hull and machinery or to restore the Vessel to such state.

       (C) The OWNERS shall further provide and pay for all fuel and lubricants and transport thereof (including auxiliary machinery and galley fuel), water, port charges, pilotage and boatmen (whether compulsory or not) canal steersmen, light dues, solid ballast, tug assistance, consular charges, canal, dock and other dues and charges, dock, harbour and tonnages dues at the ports of delivery and re-delivery, agencies and commissions costs for security or other watchmen, expenses of fumigation (including deratisation and extermination of vermin) and of quarantine (if occasioned by the nature of the cargo carried or the port visited whilst employed under this Charter).

       The OWNERS shall also provide and pay for the loading and unloading of cargoes except the objects covered by Article 21 and for all necessary dunnage, uprights and shoring equipment for securing deck cargo, all cordage (excluding such as is required for ordinary ship's purposes, mooring alongside in harbour but including such as is required for securing to the offshore units or necessitated by any special requirements of the harbour authorities), and all ropes, slings and special runners (including bulk cargo discharge hoses) actually used for loading and discharging.

       OWNERS shall further provide and pay for custom duties, permits, import duties, including costs involved in establishing temporary or permanent importation bond(s), clearance expenses both for the Vessel and/or equipment except in respect of the objects covered by Article 21, also special mooring lines to offshore platforms, wires, nylons, spring lines, slings etc. used for offshore works with hose connections and adaptors, refill oxygen/acetylene bottles and supply electrodes for offshore works.

ARTICLE 5 - BUNKERS AND LUBRICANTS

       The OWNERS shall be responsible for providing and paying for all bunkers and lubricants.

ARTICLE 6 - RE-DELIVERY

       The Vessel shall be re-delivered on the expiration of this Charter agreement.

ARTICLE 7 - THE VESSEL'S SPACE

       The whole reach and burden and decks of the Vessel shall be at the CHARTERER'S disposal reserving proper and sufficient space for the Vessel's tackle, apparel, furniture, provisions and stores. The CHARTERERS shall be entitled to carry, so far as space is available and for their purpose in connection with their operations :

       (i) Passengers including T.V. and filming crews, and for such purposes to make use of the Vessel's available accommodation not being used on the voyage by the Vessel's Master, Officers and Crew. The OWNERS shall provide suitable provisions and requisites for such passengers.

       (ii)   Lawful cargo whether carried on or under deck.

       (iii) Explosives and dangerous cargo provided such are packed and stowed in accordance with ship's national regulations and/or IMCO Dangerous Goods Code and/or other pertinent regulations. The CHARTERERS accept responsibility for any additional expenses (including restoration expenses) incurred by the OWNERS in relation to the carriage of such cargo.

       (iv) The OWNERS shall permit passengers including film or T.V. personnel to travel aboard the submersible NAUTILE but those passengers will be carried at their own risk and subject to satisfactory medical assessment.

ARTICLE 8 - MASTER AND CREW

       (A) For the purpose of this Article, the CHARTERER'S representative at sea shall deal solely with the OWNERS' Senior Representative at sea and the OWNERS will implement the CHARTERERS wishes in respect of the Master, Engineer and Crew in relation to this Article. OWNERS's Senior Representative at sea is Mr Pierre VALDY or any other person designated in writing by the OWNERS.

       (B) The OWNERS shall get the master to carry out his duties promptly and the Vessel shall render all reasonable services within her capabilities by day and by night and at such time and on schedules as the CHARTERERS may reasonably require without any obligations of the CHARTERERS to pay to the OWNERS or the Master, Officers or the Crew of the Vessel any excess or overtime payments. The Master through OWNERS Senior Representative shall be under the orders of the CHARTERERS as regards employment, agency and other arrangements. The Master and Engineer shall keep full and correct logs accessible to the CHARTERERS or their agents. The Master shall sign cargo documents as and in the form presented.

       (C) If the CHARTERERS have reason to be dissatisfied with the conduct of the Master or any Officer, Engineer or member of the Crew, the OWNERS on receiving particulars of the complaint shall promptly investigate the matter and, if, in their opinion, it is necessary and practicable, make a change in the appointment.

ARTICLE 9 - DEVIATION TO ASSIST

       The Vessel shall be entitled at all times to assist vessels and other property in distress, to deviate for the purpose of saving life or property and for that purpose to call at any port or ports for fuel and/or other supplies and to carry cargo on or under deck. Such deviation shall be considered as a period of hire.

ARTICLE 10 - SALVAGE

       All salvage (other than might be determined to arise from the activities described in Box 12) and assistance to other vessels shall be for the OWNERS' and the CHARTERERS' equal benefit after deducting the Master's and Crew's proportion and all legal and other expenses including hire paid under the Charter for time lost in the salvage, repairs or damage and oil consumed. The CHARTERERS shall be bound by all measures taken by the OWNERS in order to secure payment of salvage and fix its amount. CHARTERERS agree and if within their control shall so arrange that all salvage assistance unless alternative terms be agreed with OWNERS, shall be on terms of Lloyd's Open Form "no cure-no pay".

       The OWNERS shall indemnify and hold harmless the CHARTERERS from any claim for salvage made by the Master, any crew servant of agent of the Owner.

       If any conflict arises between this Article and Article 21 then the latter shall prevail.

ARTICLE 11 - LIEN

       The OWNERS shall have a lien upon all cargoes for all claims against the CHARTERERS under this Charter and the CHARTERERS shall have a lien on the Vessel for all moneys paid in advance and not earned. CHARTERERS will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the OWNERS in the Vessel.

       CHARTERERS shall indemnify and hold OWNERS harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of CHARTERERS, and against any claims against OWNERS arising out of the operation of the Vessel by CHARTERERS or out of any neglect of CHARTERERS in relation to the Vessel or the operation thereof.

       Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by CHARTERERS, CHARTERERS shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

ARTICLE 12 - SUB-LET

       Subject to the prior written approval of the OWNERS, the CHARTERERS shall be authorized of sub-letting the vessel to any person or company not competing with the OWNERS.

ARTICLE 13 - WAR - FORCE MAJEURE

13.1. WAR

       (A) The Vessel, unless the consent of the OWNERS be first obtained, not to be ordered nor continue to any place or on any voyage nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the Imposition of sanctions.

       (B) If as a result of such aforementioned acts or warlike operations the Vessel is prevented from carrying out her duties under this Charter agreement, both the OWNERS and the CHARTERERS may cancel the Charter and, unless otherwise agreed, the Vessel to be redelivered to the OWNERS in port of re-delivery defined in Box 8.

       The OWNERS shall not be liable for the consequences of such early termination of the Charter agreement and the total Charter hire defined in Box 13 shall be paid to the OWNERS.

13.2. FORCE MAJEURE AND STRIKE

       (A) If as a result of Force Majeure or strike of the crew, the Vessel and/or the submarine is prevented from carrying out her/their duties under this Charter agreement, both the OWNERS and the CHARTERERS may terminate this Charter agreement and, unless otherwise agreed, the Vessel to be redelivered to the OWNERS in port of re-delivery defined in Box 8.

       (B) In such case the Charter hire defined in Box 13 shall be reduced proportionally to the number of days actually performed as follows :

       Charter hire = US $ 1 050 000 x (number of days actually performed /
                                        38 days)

       After lowering of the Charter hire, the OWNERS shall not be liable for the direct and indirect consequences, including consequential losses, loss of profit, of such early termination of the Charter agreement and CHARTERERS shall indemnify and hold harmless the OWNERS against all and any claim made by third parties.

ARTICLE 14 - GENERAL AVERAGE

       General Average to be adjusted according to York/Antwerp Rules, 1974. Hire not contribute to General Average.

ARTICLE 15 - BOTH-TO-BLAME COLLISION SUBCLAUSE

       If the Vessel comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the OWNERS in the navigation or the management of the Vessel, the CHARTERERS will indemnify the OWNERS against all loss or liability to the other or non-carrying ship or her owners in so far as such loss or liability represent loss of or damage to, or any claim whatsoever of the owners of any goods carried under this Charter paid or payable by the other or non-carrying ship or her owners to the owners of the said goods and set-off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the Vessel or the owners. The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than or in addition to the colliding ships or objects are at fault in respect of a collision or contact.

ARTICLE 16 - STRUCTURAL ALTERATIONS - DURABLE BREAK-DOWN

       (A) The CHARTERERS shall have the option of making at their expense structural alterations to the Vessel with the written consent of the OWNERS, but unless otherwise agreed, the Vessel is to be re-delivered re-instated to her original condition. The Vessel is to remain on hire during any period of these alterations or re-instatement.

       (B) In case of break-down affecting durably technical or operational capabilities of the Vessel NADIR or the submersible NAUTILE before or after their delivery defined in Box 7, both the OWNERS and the CHARTERERS shall be entitled to terminate this Charter agreement.

       In such case the Charter hire defined in Box 13 shall be reduced proportionally to the number of days actually performed as follows :

       Charter hire = US $ 1 050 000 x (number of days actually performed /
                                        38 days)

       After lowering of the Charter hire, the OWNERS shall not be liable for the direct and indirect consequences, including consequential losses, loss of profit, of such early termination of the Charter agreement and CHARTERERS shall indemnify and hold harmless the OWNERS against all and any claim made by third parties.

ARTICLE 17 - ARBITRATION

       Any dispute arising under this Charter which cannot be settled in an amicable manner be referred to arbitration in London according to the rules and regulations of the International Chamber of Commerce of LONDON.

       This Charter agreement shall be governed by English law.

ARTICLE 18 - POSITION OF TITANIC WRECK

       OWNERS warrant that they have accurate knowledge of the exact position of the "TITANIC" wreck and undertake to bring the vessel to such position and to dive their submersible on the TITANIC SITE (as defined in Article 19). OWNERS undertake to supply the TITANIC's accurate position to the CHARTERERS. The CHARTERERS will not unnecessarily divulge the position of the "TITANIC" wreck to any third party.

ARTICLE 19 - DEFINITION OF THE SITE

       "THE SITE" is : Two nautical miles around NADIR when NAUTILE is diving on the TITANIC wreck.

ARTICLE 20 - OPERATION OF THE SUBMERSIBLE NAUTILE

20.1. Organisation aboard the VESSEL NADIR

       CHARTERERS unique representative aboard the VESSEL is Mr George TULLOCH or any other person designated by Mr George TULLOCH in writing to the Master of the VESSEL.

       On the day before a Nautile's dive an "operation order" will be drafted by both OWNERS and CHARTERERS representatives.

       After each Nautile's dive a "daily work-report" will be drafted by both OWNERS and CHARTERERS representatives.

       An operation order form and a daily work report form are annexed herewith as Exhibit D.

20.2. Normal operation of the submersible NAUTILE

       Provided that weather conditions permit dive operations, the NAUTILE shall perform one dive during each period of 24 hours on SITE.

       A dive shall be considered as performed in so far as the submersible has stayed a minimum period of one hour on the seabed.

20.3. Bad weather conditions :

       By bad weather conditions is to be understood wind storm superior to 25 knots or through of wave superior to 2 metres or fog which may make work dangerous or hazardous.

       If bad weather conditions were to prevent the NAUTILE from diving during the period of hire, the global Charter hire defined in subclause 25.1. here above shall be unchanged.

20.4. Non durable technical failure :

a) If during the period of hire, the NAUTILE submersible is unable to dive due to a technical failure, i.e. technical breakdown, crew illness or any other reason under the control of the OWNERS during a total period(s) exceeding an aggregate of 48 hours, the amount defined in subclause 25.1. hereafter shall be lowered of 15.000 US $ for each period totalling 24 hours without dive for technical failure arising after the said period(s) aggregating 48 hours.

b) If the NAUTILE submersible does not make any dive due to technical failure, then the OWNERS shall refund to CHARTERERS all sums paid under subclause 25.1. and shall release CHARTERERS from any further obligations under this Charter agreement.

c) After lowering of the amount according to paragraph a hereabove or after refunding of the sums according to paragraph b hereabove, OWNERS shall have no further obligations or liability to the CHARTERERS and CHARTERERS shall indemnify and hold harmless OWNERS against all and any claim made by third parties related to the technical failure, including consequential, incidental or special damages and including, without limitation, loss of profits.

20.5. Safety conditions related to Nautile submersible operation

The following safety rules and conditions shall apply to all NAUTILE operations at sea :

       a) Since NAUTILE is diving together with an other ROV on the same site, a representative of the OWNERS on board the NADIR is designated as Director on SITE and is invested with the direction of all underwater and surface operations. If one of the following rules or conditions is not fulfilled, the Director on SITE may decide to stop the NAUTILE dives and, in such case, the total Charter hire defined in Box 13 remains due to the OWNERS.

              Operations plan and procedures have to be agreed upon by all parties on SITE prior to any common NAUTILE - ROV dive.

       b) The NAUTILE is not allowed to dive if it appears that any acoustic interference perturbates its own positioning system, arising from the operation of an other underwater vehicle or vessel on SITE.

       c) A two nautical miles area around the NADIR position is defined as "restricted area". All vessels intending to penetrate inside this "restricted area" have to obtain prior authorization from the NADIR Captain. It is the responsibility of the CHARTERERS, which has a title on the Titanic, to enforce such restriction.

       d) While NAUTILE is diving, only the vessels duly authorized by the Director on SITE can approach within 800 metres of the NAUTILE vertical. Failure to observe this obligation would result in immediate stand-by of the NAUTILE.

       e) Two OWNERS representatives will be embarked on board the "Abeille Supporter" Vessel during all operations related to the ABYSSUB, as soon as the Abeille Supporter Vessel leave the harbour BAYONNE (FRANCE).

       f) The quality of intercommunication between NADIR and the "Abeille Supporter" permitting the exchange of information related to the positioning of submersibles and the communication between the Director on SITE and the ABYSSUB Supervisor is considered as essential regarding safety rules. The installation or the operation of the navigation bi directional videolink is under CHARTERERS's responsibility.

                     In the event the intercommunication become perturbated,
              NAUTILE dives shall immediately be stopped.

       g) During the common dives of NAUTILE and other ROV's, the access to NADIR navigation bridge will be forbidden to all people not authorized by the Director on SITE.

       h) A common dive of NAUTILE and ROV shall only be authorized by the Director on SITE, if a representative of the OWNERS has carried out before the common dive a test and a positive valuation of the ROV installation and equipment, including cable and winch, and of the working methods of the ROV operator.

       i) A common dive of NAUTILE and ROV shall only be authorized by the Director on SITE, if a representative of the OWNERS has carried out, before the common dive a test and a positive valuation of the safety device designed to prevent a sinking of the ROV cable in the event of cable breaking or in the event of breakdown of the winch brake.

       j) The above defined security rules and procedures between NADIR and Abeille Supporter/Abyssub shall entirely apply to all ROV or Support Vessel which will be added or come in substitution to the "Abeille Supporter" Vessel or to the ABYSSUB, in case of their defection.

       k) One IFREMER representative shall be authorized to embark on ROV support Vessel on site at any time during ROV operations.

20.6. Recovery of the big piece

              Considering the recovery of the big piece, the OWNERS shall perform the following tasks :

              a) to install on the seabed the line equipped with float and deadweight equipments, according to OWNERS engineering study which is subject of a separate agreement between CHARTERERS and OWNERS.

              b) to order the acoustic dropping of the last deadweight before recovery on CHARTERERS demand.

              c) to assure the conduct of the ascent, excluding any intervention after the recovery system has reached the surface.

       The above tasks no. b and c can be performed by Abeille Supporter upon of written demand of the CHARTERERS.

20.7. Installation of equipment on the NAUTILE and on the NADIR

       The installation of equipment belonging to the CHARTERERS on the NAUTILE and on the NADIR shall be done by the CHARTERERS under the supervision of the OWNERS.

       The OWNERS may prevent the CHARTERERS from installing certain equipments on the NAUTILE for technical reasons.

       In any case, the OWNERS shall not be liable if the equipment belonging to the CHARTERERS do not work correctly. The NAUTILE is to be re-instated to her original condition, before redelivery. The NAUTILE is to remain on hire during any period of these reinstatements by the CHARTERERS.

ARTICLE 21 - RECOVERY OF OBJECTS

       21.1. OWNERS will forthwith hand over to the CHARTERERS all objects collected on or from the Titanic SITE during the performance of this Charter agreement.

                     OWNERS and CHARTERERS will draw up a list of objects
              recovered under this Charter. OWNERS renounce all property rights in the objects collected during the expedition performed under this Charter agreement, both for themselves and on behalf of the Master, Officers, crew, servants and agents, provided all payments defined in Article 25 be made to the OWNERS.

                     The OWNERS shall have a lien against all objects recovered during the 1998 TITANIC expedition until the revenues defined in
              Article 25 hereafter are received by the OWNERS.

                     The CHARTERERS shall provide free of charge assistance to
              the OWNERS to register and maintain the OWNER's lien on the recovered objects in any country designated by the OWNER's.

       21.2. Owing to the fact that the objects collected by OWNERS on behalf of the CHARTERERS are not the property of OWNERS, the CHARTERERS shall indemnify and hold harmless OWNERS against all and any claim related to the recovery of the aforementioned objects excepting always any claims made by any master, crew, agents, servants or employees of OWNERS.

                     CHARTERERS shall reimburse OWNERS of all legal expenses
              incurred by OWNERS in connection with such claims.

                     CHARTERERS shall not sell the artefacts collected by OWNERS to any individual or private collector, but shall use them only for exhibition purposes. However the collection may be sold to any entity that will make them available for exhibition to the public.

                     For the purposes of this Charter agreement an artefact is
              defined as any object collected from the RMS TITANIC that was either a part of the ship or a possession of a person on board. Coins, currency, diamonds (non jewelery), precious metals, gems stones, coal, etc. are not considered artefacts.

       21.3. OWNERS shall not be responsible for the conditioning and preservation of these objects on board the Vessel but will assist CHARTERERS in bringing artefacts on board.

       21.4. OWNERS shall be entitled to collect a few specific samples of the Titanic wreck only for scientific experimental purposes in corrosion research and/or biological research, and such results will be provided to the CHARTERERS.

                     The selection of samples and the collection of the same
              shall be mutually agreed between the representative of OWNERS and of the CHARTERERS on the Vessel and the collection of these samples shall in no way interfere with the CHARTERERS use of the Vessel.

ARTICLE 22 - AUDIO VISUAL RIGHTS AND OTHER COMMERCIAL RIGHTS

       22.1.  CHARTERER's media rights

              (A) The CHARTERERS is authorized by the OWNERS to film the operations at sea, but the CHARTERERS shall not install cameras filming the VESSEL crew 24 hours a day. The CHARTERERS shall at all times have and be entitled to the benefit of all media, T.V., audio-visual rights relating to and arising from the activities of the charter provided the CHARTERERS quote the OWNERS as the performer of the expedition.

              (B) All logos appearing on the Vessel will remain as they are and where they are ; nevertheless the CHARTERERS shall have the right to place such additional logos as they wish on the Vessel and/or ancillary equipment and/or overalls in such a position that they wish, provided that such positioning shall not interfere with the operation of the Vessel or any part of it or obscure any of OWNERS or other logos or names currently on the Vessel and its ancillary equipments.

              (C) In the same way the OWNERS shall be permitted to have its crew wearing overalls with its logo.

      22.2. OWNERS media rights

              (A) In recognition of the fact that OWNERS are a French Public Agency, OWNERS shall be entitled to inform the French speaking news agencies (not magazines) and domestic French T.V. agencies other than those in Canada of the RMS TITANIC expedition performed under this Charter agreement.

                     All press materials, releases and other information
              regarding the RMS Titanic expedition intended to be distributed to the media shall be prepared by CHARTERERS or CHARTERERS' public relations consultants and provided in advance to OWNERS, and CHARTERERS and OWNERS shall communicate in advance regarding such releases, provided that CHARTERERS may select the release date.

                     The images and sound sources to be transmitted by news
              agencies and TV news will be supplied to OWNERS no later than their transmission date to the CHARTERERS own medias.

                     The OWNERS shall be kept informed of the performance of the
              Expedition.

                     In any case, OWNERS actions shall in no way affect the
              commercial value to the CHARTERERS or its assigns of the media literary and merchandising rights and/or interests all of which are reserved exclusively to the CHARTERERS.

                     OWNERS shall have access free of charge to all non
              confidential still images approved by the CHARTERERS for distribution to the French speaking news agencies and French speaking T.V. news agencies (but not magazines) other than those in Canada with the express consent of the CHARTERERS.

                     OWNERS will be authorized to use film footage selected with
              CHARTERERS. Such film footage will be used free of charge by OWNERS for distribution to French speaking T.V., news agencies (other than those in Canada).

                     The OWNERS are hereby also authorized to offer free of
              charge to such channels the following footage to be included in news broadcast : the 88 second extract of the film "La face cachee de la terre" concerning RMS Titanic produced by the OWNERS, provided that for the period from the commencement of the expedition until 90 days after its conclusion, OWNERS shall not make copies of such footage available to any person or entity.

              (B) OWNERS shall also have the right to use free of charge the above mentioned images for their own communication and advertising with the express consent of the CHARTERERS.

              (C) All press conferences or announcements of the Expedition, both before the Expedition and after, shall be communicated among the parties in order to allow real time broadcast.

              (D) OWNERS shall receive an advance copy of CHARTERERS media plan developed by CHARTERERS or CHARTERERS's public relations consultant.

       22.3. After the 1998 Titanic Expedition, the CHARTERERS shall notify the OWNERS before entering into any contract for any film or book relating to the RMS TITANIC expeditions or to the Titanic SITE and shall allow OWNERS a period of 60 days to decide whether to participate in any such film or book.

       22.4.  Previous Agreements

              This Agreement cancels and supersedes all previous Agreements related to Charter agreements or other commitments concerning TITANIC Expeditions.

ARTICLE 23 - FUTURE EXPEDITIONS ON THE TITANIC SITE

       23.1. In the event the OWNERS will be approached during the years 1998 to 2005 by an entity other than the CHARTERERS in order to perform similar expeditions on the TITANIC SITE, the OWNERS shall grant a first refusal right to the CHARTERERS in order to allow them to participate in a new TITANIC expedition.

                     The first refusal right has to be exercised by the
              CHARTERERS within 90 days after notice given in writing by the OWNERS.

       23.2. In the event the CHARTERERS intend to plan additional expeditions to the Titanic SITE during the years 1998 to 2005, the CHARTERERS shall grant a first refusal right to the OWNERS in order to allow them to participate in an new TITANIC expedition.

              The first refusal right has to be exercised by the OWNERS within 90 days after notice given in writing by the CHARTERERS.

       23.3. It is being precised that for the enforcement of the above provisions, OWNERS and CHARTERERS will not perform expeditions more than once a year.

ARTICLE 24 - LIABILITY FOR OPERATIONS AT SEA

       24.1. OWNERS warrant that the NADIR is seaworthy and fit in all aspects for her duties under this charter.

       24.2. The navigation management and operation of the NADIR, the diving operations and the overall safety of the NADIR and all loss damages costs expenses and liabilities arising out of or connected therewith shall be to sole responsibility of the OWNERS.

                     OWNERS shall be solely liable for all loss damages expenses and claims for death or for personal injury to any Master, crew, servant, agent or employee of OWNERS or any other person on board the NADIR at their request and for all damage or loss caused to or incurred by the NADIR or other property of OWNERS or OWNERS itself arising out of or in any way connected with the performance of the work at sea or sub-sea under this Charter, howsoever caused.

                     Subject to subclause 24.3. hereof, OWNERS shall be liable
              for all loss damages, expenses or costs suffered or incurred in connection with claims made by third parties excepting the journalists, T.V. companies and all persons invited on board by the CHARTERERS and OWNERS shall indemnify and hold harmless the CHARTERERS from all claims for such losses, damages, expenses, costs.

                     Nothing in this subclause or in the Charter agreement as a whole may be regarded as transferring the aforesaid responsibilities and liabilities to the CHARTERERS.

                     OWNERS shall not however be liable for loss or damage
              caused to the objects from the wreck of RMS TITANIC from the time of collection or recovery by OWNERS until such objects are handed over to the CHARTERERS pursuant to subclause 21.1.

       24.3. The CHARTERERS shall be solely liable for all loss damages expenses and claims for death or for personal injury to any passenger or other person (not being the Master, crew servant agent or employee of OWNERS) on board the NADIR at their request or with the knowledge or consent of the CHARTERERS.

                     The CHARTERERS shall be responsible for all loss or damage to objects from the wreck of the TITANIC after they are handed over by OWNERS. For the avoidance of doubt the CHARTERERS and his insurance companies waive any right to sue the OWNERS in respect of all matters covered by this subclause.

       24.4. In the event the Big Piece cannot be recovered or if the Live Show transmission cannot be performed for technical or safety reasons or for weather conditions, since such recovery and transmission are technological challenges which have never been done before on the TITANIC SITE, the OWNERS shall not be liable for any direct or indirect consequences, including consequential losses, loss of profit and the CHARTERERS shall indemnify and hold harmless the OWNERS from all claims for such losses, damages, expenses, costs.

                     The CHARTERERS shall obtain such waiver from all its
              partners, sponsors, contractors and subcontractors.

ARTICLE 25 - CHARTER HIRE AND CONDITIONS OF PAYMENT

       25.1. The global charter hire for the basic charter period of 38 days shall be a lump sum of US $ 1 050 000 (US Dollars One Million Fifty Thousand).

                     The CHARTERERS shall transfer by wire the amount of US $
              1 050 000 to IFREMER :

                                 CREDIT LYONNAIS
                     Unite d'Appui Commercial Champs-Elysees
                                    UB COMEX

                                Account no. 307 T

                               11, rue d'Argenson
                              75008 PARIS - FRANCE
               Fax no. 33 1 49 24 54 25 - Phone : 33 1 49 24 54 27

              with following conditions of payment :

       -      US $ 850 000 upon signature of this agreement.

       -      US $ 200 000 upon redelivery of the Vessel according to Box 8.

              If the CHARTERERS do not make payment of the first instalment mentioned hereabove in due time, this Charter agreement shall be cancelled and OWNERS are released from their obligation to deliver the VESSEL and submarine.

              In this event, all the partial payments made by the CHARTERERS for the engineering and equipment which are subject of a separate agreement shall be forfeited to the OWNERS and the OWNERS shall be released from all obligations and liabilities to the CHARTERERS.

       25.2. Except as provided in Articles 13.2., 16 and 20.4., it is understood that the Charter hire is payable whatever will be the number of dives performed by IFREMER.

ARTICLE 26 - COMPLETE AGREEMENT

       This CHARTER contains the entire agreement between the OWNERS and the CHARTERERS and supersedes all previous written or oral agreements.

ARTICLE 27 - OTHER COMMITMENTS OF THE CHARTERERS

       27.1. Upon signature of this agreement, the CHARTERERS will cooperate in linking, at IFREMER's request, IFREMER's web site with CHARTERER's one and with any other web site related to the TITANIC project.

       27.2. During the 1998 TITANIC expedition, the CHARTERERS will not engage IFREMER nor GENAVIR personnel without the previous written consent of IFREMER.

ARTICLE 28 - NOTICES

       All notices required or contemplated by this CHARTER and particulary for the performance of Articles 8, 13.2., 16 and 22.3. hereabove, shall be in writing and shall be deemed effective upon personal delivery, receipt of telex, telefax, certified mail, return receipt requested, addressed to the parties at their respective addresses as set forth below, or to such other addresses by written notice delivered in accordance with this section :

       If to:     IFREMER
                  Centre de Toulon
                  Direction de l'Ingenierie, de la Technologie et de l'Informatique
                  Zone Portuaire de Bregaillon
                  83507 LA SEYNE-SUR-MER CEDEX
                  FRANCE
                  PHONE:      33 4 94 30 49 18
                  TELEFAX:    33 4 94 87 83 07

                  For the attention of Mr Pierre VALDY

       If to:     RMS TITANIC, INC
                  17, Battery Place
                  Suite 203
                  NEW YORK, NY 10004
                  UNITED STATES OF AMERICA
                  PHONE:      1 212 558 6300
                  TELEFAX:    1 212 482 1912

                  For the attention of Mr George TULLOCH

                  Executed this 20 day of July 1998,
                  at Issy-les-Moulineaux

     For and on behalf of OWNERS             For and on behalf of CHARTERERS

            /s/ P. David                            /s/ G.H. Tulloch

              P. DAVID                                G.H. TULLOCH
               IFREMER                                 RMS TITANIC
President and Chief Executive Officer     President and Chief Executive Officer

                     APPENDIX "A" TO THE CHARTER AGREEMENT

Name of VESSEL                                                  NADIR

SUPPORT VESSEL for UNDERWATER RESEARCH

      -  main characteristics :

         class of VESSEL      :     BV + 1 - 3 - 3 E (haute mer) Glace III
         length overall       :     55,75 m
         beam overall         :     11,89 m
         draught max          :     4,68 m
         depth moulded        :     5,50 m et main deck
         displacement         :     2 025 tons
         deck cargo           :     360 tons
         deck area            :     33 m x 11 m
         deadweigh            :     1 173 tons

      -  main propulsion:

      o  four engines, total output 2 400 HP
      o  two engines on each controllable pitch propeller
      o  auxiliary propulsion : grill jet bow thruster 420 HP
      o  electrical power 970 KVA
         380 V 50 Hz 3 phases

      -  Equipment

         Satellite navigation system
         Telephone - telex by IMMARSAT NMR 111 02 25

      -  facilities for carrying Nautile

         -  one special stern gantry (20 tons)
         -  one rolling platform for transfering the submersible to the workshop

      -  facilities for carrying major surface equipment

         -  one main crane (3 tons at 14,7 m)
         -  laboratory containers (20')

      -  accomodation, officers and men : 17

      -  technical personnel : 15

      -  passengers : 9

                      APPENDIX "B" TO THE CHARTER AGREEMENT
                        PARTICULARS OF VESSEL'S EQUIPMENT

                                                   NAUTILE

       manned submersible

             o  depth rating                       6 000 m
             o  weight in air                      18,5 T
             o  length                             8,00 m
             o  width                              2,70 m
             o  height                             3,45 m
             o  pay-load (without ROBIN)           200 kg

       manned sphere

             o  crew                               1 pilot - 1 navigator (Owner)
             o  passenger *
             o  inside diameter                    2,10 m
             o  sphere material titanium allog
             o  view ports
                                      number       3
                                      diameter     120 mm

       pitch and trim control with mercury pump 12(degrees)

       power system : lead acid 40 Kwh

       propulsion :      1 axial motor
                         2 vertical thrusters
                         2 lateral thruster
       highspeed         2 knots
       underwater range at 1 knot : 6 miles

       autonomy

                        safety                  130 hours
                        standard dive           5 hours on bottom

* a medical certificate is required attesting for passage non claustrophobia, no heart problem, aptitude for normobar diving.

       telemanipulation

       o 2 manipulators

       communications

       o 1 underwater telephone
       o miscellaneous equipments

       o 1 scanning sonar
       o 1 TV camera 3 CCD
       o 2 photo cameras
       o 6 external lights
       o 1 dead reckoning

       An acoustic LBL positioning system will be supplied to position Nautile on the seabed.

                      APPENDIX "C" to the CHARTER AGREEMENT

                        PARTICULARS OF VESSEL's EQUIPMENT

                                                            R.O.V. ROBIN

- Tethered remote operated vehicle powered and controlled from the Nautile

max. operating depths                                       5 000 m

neutral umbilical length                                       70 m
weight                                                        130 kg

dimensions                                                  L 0,67 m
                                                            W 0,70 m
                                                            H 0,55 m

forward speed up to 1 knot

propulsion              4 oil filled electrical thrusters
                        (5 kg thrust each)

sensors                 - kow drift gyro
                        - high accuracy pressure sensor

auto heading and auto depth capability

light                   2 x 250 W quartz iodide
                        1 x 100 W quartz iodide

television              1 colour low ligth
                        2 black and white

still picture camera (option)

strobe head lOO j (option)

emergency locator flashes

telemetry MUX date and video

                     APPENDIX D (1) CONTRACT Nr 98/1213037/F

                                  TITANIC 1998

                                                            on NADIR (date)

DIVING WORK REPORT dive NMR :

      on bottom from                            to

      Equipments operated                       VIDEO          :
                                                STILL CAMERA   :
                                                MANIPULATORS   :
                                                ROBIN          :
                                                TIVA           :
                                                OTHER          :

      Surface meteo conditions :

      Report of dive chronology :

      Problems if any :

CHARTERERS REPRESENTATIVE                       IFREMER REPRESENTATIVE

                     APPENDIX D (2) CONTRACT Nr 98/1213037/F

                                  TITANIC 1998

                                                            on NADIR (date) :

OPERATION ORDER for dive NMR :

      - Pilot           :
      - Copilot         :
      - Passenger       :

      - ROBIN           NO    YES
      - TIVA            NO    YES

      Ideal chronology of bottom operations

      Time                    Ops



      PRIORITIES                    VIDEO                :
      (indicate priority number)    STILL CAMERAS        :
                                    FILM                 :
                                    ROBIN                :
                                    ARTEFACTS RECOVERY   :
                                    OTHER                :



CHARTERERS REPRESENTATIVE                       IFREMER REPRESENTATIVE

                                                                          A75/CG

                  ENGINEERING AND SUPPLY OF BIG PIECE RECOVERY
                      EQUIPMENT AND OF LIVE SHOW EQUIPMENT

Agreement nr 98/1213041/F

Between:

       RMS TITANIC INC., 17, Battery Place, Suite 203 New-York 10004 - UNITED STATES OF AMERICA, hereafter called RMS TITANIC and represented by Mr George TULLOC'H, President and Chief Executive Officer

                                                                    on one hand,

And:

       The INSTITUT FRANCAIS DE RECHERCHE POUR L'EXPLOITATION DE LA MER, a public institution of an industrial and commercial nature, hereafter called IFREMER having its headquarters at Issy-Les-Moulineaux - 92138 CEDEX FRANCE - 155, rue Jean-Jacques Rousseau and represented by its President and Chief Executive Officer or its Delegate

                                                              on the other hand,

                                                THE FOLLOWING HAS BEEN LAID DOWN

ARTICLE 1 - PURPOSE

1.1. - This Agreement has for purpose to define the conditions under which RMS TITANIC entrusts IFREMER with the study and supply of Big Piece recovery equipment and the study and supply of part of live show equipment, the ((Equipment)).

       The Equipment shall be used during an expedition on the TITANIC site that will take place in August 1998.

1.2. - The scope of work and the Equipment are defined in Appendix 1 hereafter attached.

ARTICLE 2 - AMOUNT

2.1. - The amount of this Agreement is fixed to the lump sum of US $ 610 000.

2.2.- It shall be paid by transfer to the following account :

                                CREDIT LYONNAIS
                    Unite d'Appui Commercial Champs-Elysees
                                    UB COMEX
                                Account no. 307 T
                               11, rue d'Argenson
                                  75008 PARIS
                                     FRANCE
                              Fax: no. 33 1 49 24 54 25
                           Phone : no. 33 1 49 24 54 27

2.3. - This amount shall be paid upon following conditions :

       o      US $ 200 000 at the date of June 1st, 1998

       o      US $ 410 000 upon signature of this Agreement

ARTICLE 3 - PROPERTY

       The engineering studies, designs, plans and Equipment manufactured under this Agreement and the results obtained shall be the property of IFREMER.

       IFREMER grants to RMS TITANIC the right to use the Equipment for future expeditions on the Titanic wreck, if operated by IFREMER and if the Equipment is in order to operate.

ARTICLE 4 - RESPONSIBILITY

       In the event the Big Piece cannot be recovered or if the Live Show transmission cannot be performed for technical and safety reasons or for weather conditions, since such recovery and transmission are technological challenges which have never been done before on the TITANIC site, IFREMER shall not be liable for any direct or indirect consequences, including consequential losses, loss of profit.

       RMS TITANIC shall obtain such waiver from all its partners, sponsors, contractors and subcontractors.

ARTICLE 5 - DURATION

       This Agreement comes into force upon its signature. It will expire on December 31, 1998, except the provisions of article 3 and 4 hereabove which remain valid.

ARTICLE 6 - APPLICABLE LAW - DISPUTES

       This Agreement is governed by the laws of France.

       Any dispute between IFREMER and RMS TITANIC which cannot be settled amicably shall be heard before the Tribunal de Grande Instance de Nanterre, France.

ARTICLE 7 - APPENDIX

       - Appendix 1 : - Scope of work and list of equipment.

                                             Made at Issy-Les-Moulineaux

                                             on July 2Oth, 1998

For RMS TITANIC                                     For IFREMER


/s/ George Tulloch                                  /s/ Pierre David

                                                    Pierre DAVID,
                                                    President Directeur General

                    APPENDIX 1 TO THE AGREEMENT NR 98/1213041/F

                                  SCOPE OF WORK

1. ENGINEERING:

BIG PIECE

Engineering study of recovery solutions for Big Piece Recovery:

- Big Piece situation:
       Big Piece historic
       Big Piece description
       Big Piece location
       Environmental conditions
- Technical solutions for Big Piece recovery:
       Recovery with buoyancy
       Recovery with cable
       Recovery with Grab
       Solution recommendation
- Technical description
- General procedure
- Recovery ship proposal
- Cost estimate of the recovery operation

Detail engineering of recovery equipment and procedures

Equipment fabrication follow up and test

PART OF LIVE SHOW:

Engineering study and procurement follow up.

-ROV/Nautile connection and procedures (including safety issues)

-Robin improvements

-ROV/Nautile linked Nav

2 EQUIPMENT:

BIG PIECE:

- 6 x 3 tons BAGS (color: orange) with Ifremer and Pronal marking and improved filling pipe and protections
- 2 x Totally equipped lift lines with surface recovery line
- 18 tons Sheave for recovery ship (tested 36 tons)
- Dead weight: composed of individually weighed chains (196 kg each)
- Complementary rigging: Slings, hooks, shackles, 400 m coaxial rope (28 mm OD)
- Spare parts for pumping installation (pump, motor)


PART OF LIVE SHOW:

ROV/Nautile interconnection link:

- Electric connection with 25 m oil filled hose and Ocean Design connectors
- 50 m electric jumper with ocean design connectors
- Spare connectors
- 2000 m fiber optic connection with opto electronic at both end in aluminium canisters and Ocean Design connectors (2 video up plus bi-directional RS 232 link)
- Spare fiber optic spool
- Spare electronic boards

The limit of IFREMER supply and responsibility is defined in attached specification 1

Robin improvements:

- 3 Deepsea Power lights
- Spare lights
- Wide and narrow beam reflectors
- 1 or 2 Hitachi mono CCD Camera or other

These improvements will be tested and installed if improved results are obtained.

ROV/Nautile linked Nav:

- Nadir power supply for Transmitters
- Graphic/ Video converter
- Spare converter
- NTSC Monitor

The limit of IFREMER supply and responsibility is defined in attached drawing 2.

                     INTERCONNECTION EQUIPMENT SPECIFICATION

GENERAL:

The purpose of the interconnection equipment is to supply a video/audio link between the manned submarine Nautile and the surface via a remote control vehicle deployed near Nautile from an electro optical umbilical (Fig:1).

This complete link is composed of different equipments supplied by the different partners. The different equipments and the related interfaces are defined here after (Fig:2).

NBC CONTROL PANEL:

The NBC control panel including NBC video recorder will be mounted inside Nautile on a 19 inches vertical rack (14 inches high: 8 units, 35Omm depth). All the control panel components will have to pass through the hatch with a maximum available diameter of 450 mm.

The control panel will integrate NBC needs as video switchers, video recorder, Audio/RS 232 boards, video amplifiers ...

It will be supplied by Nautile: 28 V DC +/- 20 %, 15 A
It will supply the opto electronic with 48 V DC (50 W). As the receptacle installed on Nautile is not insulated (when not connected), this supply has to be switchable on the two lines (+ and -).

The receptacles and connectors which are not BNC will be seat by Ifremer to NBC (and Ifremer will prepare its wiring with the same connectors)

All electric grounds have to be insulated from Nautile mechanical ground. If insulation is made with capacitors, not chimical capacitor have to be used and insulation has to be greater than 1 M ohms.

IFREMER LINK:

Ifremer will supply:

- The in and out supply and RS 232 cables for NBC Control panel with Ifremer connectors
- All the in and out video cables with BNC connectors
- The external cables and connectors of the link until the ROV Junction box
- The Fiber Optic Interconnection System (FOIS) which will allow long range connection (up to 2000m) instead of pure electrical connection which will allow only 25 m range connection.

For information submarine connectors are made by Ocean Design.
They are wired in equipressure through tygon tube filled with oil. The 25 m hose connected on the ROV is a reinforced Ocean Design hose able to transmit traction forces without breaking the wires.

The receptacle will be permanently attached on the 5 functions right manipulator.

The connector will be handled with the 7 functions left manipulator

TRAVOCEAN LINK:

Travocean is in charge of the connection of the 25 m Ocean Design hose on the ROV junction box. The diameter of this cable is specified on the attached data sheet. Travocean will connect the wires in function of the diagram shown on figure 2. Travocean will supply 48V DC (50 W) for opto electronic. Although the connector is insulated on ROV side, it should be preferable to have the power switchable.

Travocean is in charge to supply the floor where the 25 m hose will be attached and to install forwards, the dummy receptacle for connector housing. The connector will be ready to be handled by Nautile with 7 functions left manipulator for direct connection or with ROV manipulator for connection through F015.

SURFACE NBC USE:

It is not the purpose of this document to define how NBC will use the interconnection equipment and what video/audio performances they will obtain.

For information, it may be interesting to describe the electrical components of the complete video link from NBC Nautile Control Panel to Surface NBC use.

From NBC Nautile Control Panel / BNC connector / 2 m RG 59 coax / Not coaxial penetrator / 2m RG 59 coax / Jupiter not coaxial connector /5 m RG 59 coax / Not coaxial Ocean Design submarine connector /5 in RG 59 coax / Not coaxial Deutch connector / 1 m RG 59 coax / BNC connector / Radiall opto electronic / Radiall FO Connector / 2000 m SM FO through ECA penetrators / Radiall FO connector / Radiall opto electronic / BNC connector / 1 m RG 59 coax / Not coaxial Deutch connector / 5 m RG 59 coax / Not coaxial Ocean Design submarine connector /25 m RG 59 coax / BNC connector /2 m RG 59 / Not coaxial connector / 1 m RG 59 coax / BNC connector / Video switcher / BNC connector / 1 m RG 59 coax / Not coaxial connector / 2m RG 59 coax / BNC connector / 137 m RG 59 coax / BNC connector / Not coaxial slip ring / BNC connector / 2 m RG 59 coax / Not coaxial connector / 1 m RG 59 coax / BNC connector / Opto electronic / FO connector / 2 m SM FO with penetrator / FO connector / 5000 m SM FO / FO connector / Opto Electronic / BNC connector / 5 m RG 59 coax / Not coaxial slip ring / 5 m RG 59 coax / BNC connector / To NBC Use.

All coaxes are RG59 or equivallent inside Nautile.

The RS 232 link is 0,5[2] twisted/ shielded pair uses the same lengths and the same numbers of connectors that the video link.